UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACORDA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 31, 2022

Dear Stockholder:

The June 10, 2022 Annual Meeting of Stockholders of Acorda Therapeutics, Inc. is fast approaching, and according to our latest records, we have not yet received your vote. Your Board of Directors recommends that stockholders vote FOR each of the items on the agenda.

Your vote is important.  To make sure that your shares are represented at the meeting, please vote today by telephone, via the Internet, or by signing, dating and returning the enclosed voting instruction form or proxy card in the envelope provided. If you have received this letter by email, you may simply click the “VOTE NOW” button in the accompanying email.

Thank you for your support,

Andrew Mayer

Corporate Secretary

IMPORTANT--TIME IS SHORT!

To ensure your shares are represented at the Annual Meeting, we encourage you to submit your proxy via the Internet or by telephone by following the easy instructions on the enclosed voting instruction form or proxy card. Alternatively, if you have received this letter by email, you may simply click the “VOTE NOW” button in the accompanying email.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-717-3929